Exhibit 10.1

STOCK OPTION AGREEMENT
for
INCENTIVE STOCK OPTIONS

This Stock Option Agreement (“Agreement”) is made as of ___, between First Financial Bancorp., an Ohio corporation (hereinafter called the “Corporation”) and ___, currently an employee of ___(hereinafter called the “Employee”).

In consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the Corporation and Employee agree as follows:

1.	Number Of Option Shares And Purchase Price. As of the date set forth above, the Corporation grants to the Employee, as a matter of separate inducement and agreement, and not in lieu of salary or any other compensation for services, the Option to purchase an aggregate of ___ shares of the Corporation’s Common Stock, without par value, on the terms and conditions hereinafter set forth, at the per share purchase price of $___, the Fair Market Value on the date of this Agreement as set forth above. The Employee accepts this Option subject to all the terms and conditions of the Plan and this Agreement. This grant is intended to be an agreement for an Incentive Stock Option and will be construed and interpreted accordingly.

2.	Incorporation Of Plan. The First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees (the “Plan”) will control if there is any conflict between the Plan and this Agreement and on any matters that are not contained in this Agreement. A copy of the Plan has been furnished to the Employee and is incorporated by reference and made a part of this Agreement. Capitalized terms used but not specifically defined in this Agreement will have the definitions given to them in the Plan.

3.	Vesting Of Option. The Option, i.e., the right to purchase shares of the Corporation’s Common Stock under this Agreement, will become a vested accrued right to purchase only if the Employee has been continuously employed by the Corporation and/or one or more of its subsidiaries or Affiliates from the date of this Agreement to the date on which vesting occurs, and cannot be exercised before such date. The right to purchase shares of the Corporation’s Common Stock under this Agreement will vest on whichever occurs first (provided, however, that the right to purchase such shares under this Agreement will terminate on the tenth anniversary of the date of this Agreement):

a.	On the Employee’s retirement after the Employee’s sixty-fifth birthday;

b.	To the extent provided in the Plan upon a Change in Control; or

c.	According to the following Schedule:

Anniversary Date of this Agreement	Shares of Common Stock for which Option to Purchase Becomes Vested On Indicated Anniversary Number

First anniversary

Second anniversary

Third anniversary

Fourth anniversary

4.	Transfer Of Option. The Option is not transferable by an Employee other than by will, or, if the Employee dies intestate, by the laws of descent and distribution of the state of such Employee’s domicile at the time of death. The Option is exercisable during the lifetime of the Employee only by the Employee. The Option may not be assigned or hypothecated. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of attachment or similar process upon the Option, will be null and void and without effect. The Corporation may terminate the Option in the event of any such assignment, transfer, pledge, hypothecation, other disposition of the Option or levy of attachment or similar process, by notice to that effect to the person then entitled to exercise the Option. Such termination of the Option will not prejudice any rights or remedies which the Board of Directors or the Corporation may have under this Agreement or otherwise.

5.	Option Rights Upon Termination. In the event of the Employee’s Termination of Employment for any reason, the rights under any then-outstanding Option granted pursuant to the Plan which are exercisable as of the date he or she ceases to be an Employee may be exercised by the Employee (or in the case of a deceased Employee by his or her legal representative) within the periods described herein but in no event may the exercise of the Option extend beyond ten (10) years from the date of its grant. References to the Corporation in this Section 5 include the Corporation’s subsidiaries and Affiliates. A transfer of the Employee’s employment between subsidiaries and/or Affiliates of the Corporation or between any subsidiary or Affiliate and the Corporation will not be considered a termination of employment for purposes of this Agreement.

(a)	If the Employee’s Termination of Employment is for any reason other than death, Disability, Retirement or Cause, the Option will terminate three months after the Employee’s Termination of Employment (unless the Employee dies during such period), or on the Option’s expiration date, if earlier, and will be exercisable during such period after the Employee’s Termination of Employment only with respect to the number of shares of Common Stock which the Employee was entitled to purchase on the day preceding the day on which the Termination of Employment occurs.

(b)	If the Employee’s Termination of Employment is for Cause (as defined in the Plan), the Option will terminate on the date of the Employee’s Termination of Employment and may not be exercised on or after that date.

(c)	If the Employee’s Termination of Employment is due to the Employee’s death while an employee of the Corporation, the Option will terminate upon the earlier to occur of: (x) 12 months after the date of the Employee’s death, or (y) the Option’s expiration date. The Option will be exercisable during such period after the Employee’s death with respect to the number of shares of Common Stock as to which the Option was exercisable on the date preceding the Employee’s death.

(d)	If the Employee’s Termination of Employment is due to the Employee’s Disability or Retirement while an employee of the Corporation, the Option will terminate upon the earlier to occur of: (x) 12 months after the date of the Employee’s Disability or Retirement (unless the Employee dies during such period), or (y) the Option’s expiration date. The Option will be exercisable during such period after the Employee’s Disability or Retirement with respect to the number of shares of Common Stock as to which the Option was exercisable on the date preceding the Employee’s Disability or Retirement, as the case may be.

(e)	In the event of the Employee’s death within twelve months after the Employee’s Termination of Employment due to Disability or Retirement or in the event of the Employee’s death within three months after the Employee’s Termination of Employment for any other reason (except for Cause or death), the Option will terminate upon the earlier to occur of: (x) 12 months after the date of the Employee’s death, or (y) the Option’s expiration date. The Option will be exercisable during such period after the Employee’s death with respect to the number of shares of Common Stock as to which the Option was exercisable on the date preceding the Employee’s death.

(f)	Notwithstanding Section 5(a) but subject to Section 5(b), if the Employee’s Termination of Employment occurs at or after a Change in Control other than by reason of Cause, death, Disability or Retirement, an Option held by the Employee will be exercisable for the lesser of: (x) six months and one day after the Employee’s Termination of Employment, and (y) the balance of such Option’s term.

(g)	Notwithstanding any other provision of this Agreement, in the event of Termination of Employment with the Corporation for any reason, and its sole discretion, the Committee may extend any exercise period which is less than twelve months up to twelve months after the Employee ceases to be an employee (but in no event beyond the Option’s expiration date) and/or may permit the exercise of all or any portion of the Option not otherwise yet exercisable.

(h)	If an Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter be treated as a Nonqualified Stock Option and the favorable tax treatment prescribed under Section 422 of the Code will not be available.

6.	Exercise Of Option. Subject to the terms and conditions of this Agreement, the Option is exercisable only by written notice to the Corporation delivered pursuant to Section 10 of this Agreement. Each exercise of the Option must involve the purchase of not less than One Hundred (100) shares of the Corporation’s Common Stock except when any unused accrued right to purchase applies to less than One Hundred (100) shares. Each notice concerning the exercise of the Option must:

(a)	state the election to exercise the Option and the number of shares for which it is being exercised;

(b)	be signed by the person or persons exercising the Option and, if the Option is being exercised by anyone other than the Employee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option; and

(c)	be accompanied by full payment equal to the aggregate exercise price of the shares for which the Option is being exercised in one or a combination of the following forms:

(i)	a certified or bank check or such other instrument as the Corporation may accept payable to the order of the Corporation,

(ii)	a tender of shares of previously acquired, unrestricted Common Stock of the Corporation owned for at least six months having a Fair Market Value at the time of exercise equal to the exercise price of the shares for which the Option is being exercised, or

(iii)	instructions to the Corporation to withhold from the shares in respect of which the Option is being exercised a number of such shares having a Fair Market Value on the date of exercise equal to the exercise price of the shares for which the Option is being exercised; provided however, that if payment for an Option is made by withholding such shares, the payment will be treated as a disqualifying disposition under the federal income tax rules that apply to incentive stock options and the favorable tax treatment prescribed under Section 422 of the Code will not be available with respect to such shares.

The Option will not be deemed to have been exercised unless all of the preceding provisions of this Section 6 are complied with. For all purposes of this Agreement, the date of the exercise of the Option with respect to any particular shares is the date on which such notice, proof (if required) and payment, all have been mailed by registered mail or personally delivered to the Corporation. Such delivery may be made at the office of the Corporation, 300 High Street, Hamilton, Ohio 45011, or at such other place as the Corporation has designated by notice. The certificate or certificates for the shares as to which the Option is exercised will be registered in the name of the person or persons exercising the Option and will be delivered to or upon the written order of the person or persons exercising the Option within fifteen days after receipt by the Corporation of such notice, proof (if required) and payment.

7.	Holding Period For Option Shares Purchased.

(a)	The Employee agrees not to sell, assign or transfer any shares of Common Stock acquired as a result of exercising an Option, or any part thereof, until after such shares have been held by the Employee for one year after the date of exercise of the Option which resulted in their acquisition. This Section 7 will not apply: (i) on and after a Change in Control, (ii) on and after an Employee’s Disability or Retirement, (iii) to a person who is the personal representative, heir or legatee of a deceased Employee, (iv) to the extent necessary for tax withholding pursuant to the Plan or (v) to the extent necessary in connection with the exercise of an Option pursuant to the third paragraph of Section 6(c). Certificates for shares subject to the restrictions of this Section 7 will include a legend which describes such restrictions. When such restrictions end, unlegended certificates for such shares will be delivered upon surrender of the legended certificates.

(b)	If the Employee makes any disposition of any shares of Common Stock acquired as a result of exercising an Option, or any part thereof, herein granted, within two years from the date of this Agreement or within one year from the date that the shares of Common Stock are transferred to the Employee upon exercise, the disposition will be treated as a disqualifying disposition under the federal income tax rules that apply to incentive stock options and the favorable tax treatment prescribed under Section 422 of the Code will not be available for the shares that are the subject of the disposition.

8.	Adjustments To Option Shares. If, after the date of this Agreement, the Common Shares of the Corporation are, as a result of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Corporation, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, then:

(a)	there automatically will be substituted for each Common Share subject to an unexercised Option (in whole or in part) granted under the Agreement the number and kind of shares of stock or other securities into which each outstanding share is changed or for which each such share is exchanged;

(b)	the Option price per share or unit of securities will be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the Option remains the same as immediately prior to such event; and

(c)	the Corporation will make such other adjustments to the securities subject to options and provisions of the Plan and this Agreement as may be appropriate and equitable; provided, however, that the number of shares subject to any Option will always be a whole number.

9.	Conditions For Exercise Of Option. Notwithstanding any other provision of this Agreement, no Option granted under this Agreement may be exercised in whole or in part:

(a)	Unless the shares being the subject of this Agreement are registered under the Securities Act of 1933 (the “Act”), or if such registration is not required, unless the Employee exercising the Option furnishes the Corporation with an opinion of counsel acceptable to the Corporation confirming that such registration is not required, provided, however, that the Corporation may waive the presentation of an opinion of counsel but may require a written statement signed by the Employee containing investment representations satisfactory to the Corporation and an agreement to accept such restrictions on transfer of the shares as the Corporation reasonably imposes so long as such shares have not been currently registered under the Act;

(b)	Until the shares subject to this Agreement are registered under any applicable blue sky laws; or

(c)	If the issuance of Common Stock of the Corporation upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation.

10.	Notices. Each notice relating to this Agreement must be in writing and delivered in person or by registered mail to the Corporation at its office, 300 High Street, Hamilton, Ohio 45011, attention of the Secretary, or at such other place as the Corporation has designated by notice. All notices to the Employee or other person or persons then entitled to exercise the Option will be delivered to the Employee or such other person or persons at the Employee’s address below specified or such other address as specified in a notice filed with the Corporation.

11.	Determinations Of The Corporation Final. Any dispute or disagreement which arises under, as a result of, or in any way relates to the interpretation or construction of this Agreement will be determined by the Board of Directors of the Corporation or by a committee appointed by the Board of Directors of the Corporation (or any successor corporation). The Employee hereby agrees to accept any such determination as final, binding and conclusive for all purposes.

12.	Successors And Assigns. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon the Employee, and all rights granted to the Corporation hereunder or in the Plan are binding upon the Employee’s heirs, legal representatives and successors.

13.	Obligations Of The Corporation. The liability of the Corporation under the Plan and this Agreement and any sale made hereunder is limited to the obligations set forth herein with respect to such sale. No term or provision of the Plan or this Agreement will be construed to impose any liability on the Corporation in favor of the Employee with respect to any loss, cost or expense which the Employee may incur in connection with or arising out of any transaction in connection therewith. Nothing in the Plan or this Agreement will confer upon the Employee any right to continue in the employ of the Corporation or any subsidiary or Affiliate of the Corporation, to be entitled to any remuneration or benefits not set forth in the Plan or this Agreement or interfere with or limit the right of the Corporation or any subsidiary or Affiliate of the Corporation to terminate the Employee’s employment at any time.

14.	Governing Law. This Agreement will be governed by the laws of the State of Ohio.

15.	Entire Agreement. This Stock Option Agreement and the Plan supersede any other agreement, whether written or oral, that may have been made or entered into by the Corporation and/or any of its subsidiaries or Affiliates and the Employee relating to the grant of the Options that are the subject of this Agreement and/or the right to purchase shares of Corporation Common Stock in connection with those Options. This Agreement and the Plan constitute the entire agreement by the parties with respect to such matters, and there are no agreements or commitments except as set forth herein.

16.	Captions; Counterparts. The captions in this Agreement are for convenience only and will not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which will constitute one and the same instrument.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its Chairman or by its President and its corporate seal to be hereunto affixed and attested by its Secretary or by its ______ as of the day and year first above written, and the Employee has hereunto set his or her hand on the day and year specified below.

FIRST FINANCIAL BANCORP.

By:

	Title:	President & CEO
ATTEST:

Executive Vice President

Employee’s Signature

Social Security Number

Address

City/State/Zip

Date

ISO99-EMP